Exhibit 4.2

AMENDMENT TO

SENIOR SECURED NOTES

THIS AMENDMENT TO SENIOR SECURED NOTES (this “Amendment”) is made and entered into as of November 2, 2015 by and among Ener-Core, Inc., a Delaware corporation (the “Company”) and the undersigned, and amends those certain Senior Secured Notes dated as of April 23, 2015 (the “Notes”) as issued by the Company pursuant to that certain Securities Purchase Agreement, dated April 22, 2015, by and among the Company, the "Buyers" identified therein, and the Collateral Agent identified therein (as amended to date, the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.

RECITALS

WHEREAS, pursuant to Section 15 of the Notes, the written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, including Empery Asset Master, Ltd. (“Empery”) so long as the Empery or any of its Affiliates holds any Notes (the “Required Holders”) shall be required for any change or amendment or waiver of any provision of the Notes, provided that any such amendment or waiver does not disproportionately, materially and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders;

WHEREAS, any amendment effected in accordance with Section 15 of the Notes is binding upon all holders of Notes purchased under the Agreement and the Company;

WHEREAS, the Company wishes to enter into a Backstop Security Support Agreement, in the form attached hereto as Exhibit A, obligating the Company to pay certain fees and pledge certain collateral for assistance in obtaining a letter of credit to satisfy certain existing contractual commitments central to its operations; and

WHEREAS, the parties hereto wish to amend the Notes as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

 ARTICLE I
AMENDMENT TO THE NOTES

Section 1.1 Additional Permitted Indebtedness. Section 29(t) of the Notes is hereby amended and restated as follows:

“(t) “Permitted Indebtedness" means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of twelve percent (12.0%) per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv) of the definition of Permitted Liens, (v) deemed Indebtedness arising from one or more operating leases, including, without limitation, the leases for one or more test turbines from Dresser-Rand, but only if such lease, if secured, is secured solely by such test turbine, (vi) Indebtedness listed on Schedule 29(t) attached hereto, and Indebtedness incurred pursuant to the Backstop Agreement.”

Section 1.2 Additional Permitted Lien. Section 29(u) of the Notes is hereby amended and restated as follows:

“(u) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(viii) and (ix) Liens created pursuant to the Backstop Agreement.”

Section 1.3 Additional Definition. Section 29(nn) of the Notes is hereby added as follows:

“(nn) “Backstop Agreement” means that certain Backstop Security Support Agreement entered into on November 2, 2015 by an individual investor and the Company.”

ARTICLE II
MISCELLANEOUS

Section 2.1 Effect of this Amendment. This Amendment shall form a part of each Note for all purposes, and each holder thereof shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of agreements substantially identical to this Amendment by the Company and holders of Notes at least a majority of the aggregate principal amount of the Notes then outstanding, including Empery, constituting the Required Holders. From and after such effectiveness, any reference to the Notes shall be deemed to be a reference to the Notes as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Notes shall continue in full force and effect.

Section 2.2 Entire Agreement. This Amendment, together with the Notes, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

Section 2.3 Governing Law. This Amendment shall be governed by the internal law of the State of New York.

Section 2.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Senior Secured Notes as of the date first written above.

COMPANY:

ENER - CORE, INC.

By:
Name: Alain J. Castro
Title: Chief Executive Officer

[Signature Page to Amendment to Senior Secured Notes - April 2015 Notes]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Senior Secured Notes as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to Amendment to Senior Secured Notes - April 2015 Notes]

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EXHIBIT A

BACKSTOP SECURITY SUPPORT AGREEMENT

A-1